UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2012

ALLSTATE LIFE INSURANCE COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Illinois

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(State or Other Jurisdiction of Incorporation)

0-31248	36-2554642
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(Commission File Number)	(IRS Employer Identification No.)

3100 Sanders Road, Northbrook, Illinois            60062

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(Address of Principal Executive Offices)                      (Zip Code)

Registrant’s   telephone   number,   including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 and 1.02.  Entry into and Termination of Material Definitive Agreements.

On April 27, 2012, the Registrant, Allstate Insurance Company, and The Allstate Corporation (the “Borrowers”) entered into a credit agreement with the lenders party thereto; Wells Fargo Bank, National Association, as Syndication Agent; Citibank, N.A. and Bank of America, N.A., as Documentation Agents; and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Agreement”).  The Credit Agreement is a new $1.00 billion unsecured revolving credit facility with an initial term of five years expiring in April 2017 with two one year extensions that can be exercised in the first and second year of the facility upon approval of existing or replacement lenders.  The term extensions only bind the lenders who vote to approve the extensions, but the Borrowers have the option to add additional lenders if the facility is not fully subscribed for the additional terms.  The Credit Agreement also contains an increase provision that would make up to an additional $500 million available for borrowing.  The facility is fully subscribed among 12 lenders with the largest commitment being $115 million.  The commitments of the lenders are several and no lender is responsible for any other lender’s commitment if such lender fails to make a loan under the facility.  The Credit Agreement includes a financial covenant requiring that The Allstate Corporation’s debt to capitalization ratio as defined in the Credit Agreement not exceed 37.5%.  Although the right to borrow under the facility is not subject to a minimum rating requirement, the costs of maintaining the facility and borrowing under it are based on the ratings of The Allstate Corporation’s senior unsecured, unguaranteed long-term debt.  The Credit Agreement is filed as Exhibit 10.1 hereto and the description set forth above is qualified in its entirety by the full terms and conditions of the Credit Agreement.

The Credit Agreement replaced a $1.00 billion unsecured five-year revolving credit facility dated May 8, 2007 among the Borrowers; the agents and lenders party thereto; and JPMorgan Chase Bank, N.A., as Administrative Agent (the “2007 Credit Agreement”).  The 2007 Credit Agreement was terminated on April 27, 2012.  The Registrant had the option to terminate the 2007 Credit Agreement early and no material termination penalties were incurred.

The Registrant is a wholly owned subsidiary of Allstate Insurance Company, and Allstate Insurance Company is a wholly owned subsidiary of The Allstate Corporation.

Section 9 – Financial Statements and Exhibits

Item 9.01.          Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

10.1

Credit Agreement, dated April 27, 2012, incorporated herein by reference to Exhibit 10.6 to The Allstate Corporation’s quarterly report on Form 10-Q for the quarter ended March 31, 2012 (File Number 001-11840).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSTATE LIFE INSURANCE COMPANY

By:	/s/ Jennifer M. Hager
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Name:	Jennifer M. Hager
Title:	Assistant Secretary

Date:   May 3, 2012